                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12

                             CNA Surety Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ON MAY 15, 2001
                             ---------------------

To: The Shareholders of CNA Surety Corporation

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at the Company's business offices located at CNA Plaza, 13-South, 333 S. Wabash, Chicago, IL 60685, on Tuesday, May 15, 2001, at 9:00 a.m. CDT, for the following purposes:

     1. To elect nine directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     2. To ratify the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 19, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                            By Order of the Board of Directors

                                            Enid Tanenhaus
                                            Secretary

March 26, 2001
Chicago, Illinois

                                   IMPORTANT:

     PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed or otherwise furnished to shareholders of CNA Surety Corporation, a Delaware corporation (the "Company"), on or about March 26, 2001, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held at the Company's business offices located at CNA Plaza, 13-South, 333 S. Wabash, Chicago, Illinois 60685, at 9:00 A.M. CDT, on Tuesday, May 15, 2001, and at any adjournment thereof. Shareholders who, after reading this Proxy Statement, have any questions should contact Enid Tanenhaus, Secretary of the Company, in Chicago at (312) 822-3895.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon:

     (i) The election of nine directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     (ii) The ratification of the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 2001; and

     (iii) The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The date of this Proxy Statement is March 26, 2001.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the Board. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's Common Stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing the proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, telegraph, telecopy, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, directors, or employees of the Company may solicit proxies personally or by the above described means without additional remuneration for such activity. The Company will arrange for brokerage houses, nominees and other custodians holding common stock of the Company of record to forward proxy-soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them.

                              2000 ANNUAL REPORTS

     Shareholders are concurrently being furnished with a copy of the Company's 2000 Annual Report to Shareholders, which contains its audited financial statements at December 31, 2000. Additional copies of the Company's Annual Report and Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "SEC"), may be obtained by contacting Ruth Jantz, representative of the Company, at CNA Plaza, Chicago, Illinois 60685, (312) 822-5326, and such copies will be furnished promptly at no additional expense.

                         VOTING SECURITIES AND PROXIES

     Only shareholders of record at the close of business on March 19, 2001 (the "Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date 42,724,558 shares of the Company's Common Stock, $.01 par value, per share, were issued and outstanding. Each share outstanding on the Record Date for the Annual Meeting entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The shareholders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set.

     If a proxy in the form enclosed is duly executed and returned, the shares of the Company's Common Stock represented thereby will be voted in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted (i) for election of the Management Nominees (as hereinafter defined) for directors; (ii) for ratification of Deloitte & Touche LLP as the Company's Independent Auditors for fiscal year 2001; and (iii) at the discretion of Proxy Agents (as hereinafter defined) with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, as to the materials specifically proposed herein, broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. A proxy is revocable at any time prior to its exercise by either a subsequently dated, properly executed proxy appointment which is received by the Company prior to the time votes are counted at the Annual Meeting, or by a shareholder giving notice of revocation to the Company in writing prior to the Annual Meeting or during the Annual Meeting prior to the time votes are counted. The mere presence at the Annual Meeting of a shareholder who appointed a proxy does not itself revoke the appointment.

                       ELECTION OF DIRECTORS (PROPOSAL I)

                       VOTING AND THE MANAGEMENT NOMINEES

     At the Annual Meeting nine directors will be elected to serve one-year terms commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified. In accordance with the Company's by-laws, the Board has set the number of directors constituting the entire Board at nine directors; however, the Company's by-laws provide that the Board has the authority to increase the size of the Board and to elect directors to fill any vacancies created by such increase. Following the Annual Meeting, if the Board is able to identify and agree upon additional qualified candidates who will contribute to the Board and the Company, the Board membership could be increased. Management's nominees for the nine director positions to be filled by vote at the Annual Meeting are (the "Management Nominees"):

                                 Giorgio Balzer
                                Philip H. Britt
                                 Edward Dunlop
                                  Melvin Gray
                                  Joe P. Kirby
                                 Roy E. Posner
                                Thomas F. Taylor
                               Adrian M. Tocklin
                                Mark C. Vonnahme

All of the Management Nominees are currently serving as directors of the Company. For information regarding the Management Nominees, see "Directors and Executive Officers of the Registrant."

     At the Annual Meeting, if a quorum is present, the vote of holders of a majority of the Company's Common Stock having the power to vote present in person or represented by proxy shall elect the directors. It is the present intention of John S. Heneghan and Enid Tanenhaus, who will serve as the Company's proxy agents at the Annual Meeting (the "Proxy Agents"), to vote the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, for the election of the Management Nominees as directors. The Board does not believe that any of the Management Nominees will be unwilling or unable to serve as a director. However, if prior to the election of directors any of the Management Nominees becomes unavailable or unable to serve, the Board reserves the right to name a substitute nominee or nominees and the Proxy Agents expect to vote the proxies for the election of such substituted nominee or nominees.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE MANAGEMENT NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE MANAGEMENT NOMINEES.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following sets forth the name, age, position and offices with the Company, present principal occupation or employment and material occupations and employment for the past five years of each person who is presently a director, a nominee for director, or an executive officer of the Company.

     GIORGIO BALZER, age 61; Director of the Company since September 30, 1997. Chairman and Chief Executive Officer, Business Men's Assurance Company of America since 1990; U.S. representative for Assicurazioni Generali, S.p.A.; Director of Commerce Bancshares, Inc. and of Jones & Babson, Inc.

     PHILIP H. BRITT, age 54; Director of the Company since March 3, 1998. Senior Vice President, Insurance Industry Division of Bank One, NA (formerly First Chicago NBD) since April 1988; various other positions with First Chicago NBD and its predecessor from 1982 through April 1988. Bank One, NA participates as a lender in the Company's unsecured revolving credit facility. Member of the Association of Insurance and Financial Analysts.

     EDWARD DUNLOP, age 60; Retired. Director of the Company since November 17, 1998. Senior Vice President of The Chubb Corp. and Executive Vice President of Chubb & Son, Inc., from 1993 until retirement at the end of 1997.

     MELVIN GRAY, age 68; Director of the Company since September 30, 1997. Chairman and Chief Executive Officer since 1982 and various other positions of the Graycor, Inc. Companies since 1962. Member of Board of Advisors of the Construction Industry Institute.

     JOE P. KIRBY, age 47; Director of the Company since September 30, 1997. Director of Western Surety Company ("Western Surety") from 1979 until 1999; Director of Capsure Holdings Corp. ("Capsure") from May 1993 until September 30, 1997; President from 1979 until 1995 and Chief Executive Officer of Western Surety from 1979 until September 30, 1997.

     ROY E. POSNER, age 67; Retired. Director of the Company since September 30, 1997. Chief Financial Officer and Senior Vice President of Loews Corporation, the parent corporation of CNA Financial Corporation ("CNAF"), from 1973 until February 1997.

     THOMAS F. TAYLOR, age 49; Director of the Company and Chairman of its Board of Directors since June 17, 1999. Executive Vice President of CNA until February 28, 2001. President and Chief Operating Officer of CNA Specialty Operations February, 1998 to June 1999. Chief Operating Officer of CNA Financial Insurance from 1995 to February, 1998.

     ADRIAN M. TOCKLIN, age 49; Director since September 30, 1997 and Chairman of the Board from September 30, 1997, until March 3, 1998. President and Chief Executive Officer of Tocklin & Associates from January 1999 to present. President, CNA Diversified Operations from May 1995 until April 1998. President and Chief Operating Officer of Continental Insurance Company and its property and casualty affiliates ("CIC") and all of its insurance subsidiaries from June 1994 until May 1995; Executive Vice President of Continental Insurance Company from September 1992 until June 1994; various other positions with CIC since December 1974; and Trustee of George Washington University.

     MARK C. VONNAHME, age 51; Director, President and Chief Executive Officer of the Company since December, 1996. Group Vice President and Senior Surety Officer of all CNAF insurance subsidiaries, including Continental Casualty Company ("CCC") and its property and casualty affiliates and CIC, from August 1993 until September 30, 1997. Vice President, Contract Surety Division of CCC from January 1993 until August 1993; and Assistant Vice President, Contract Surety Division of CCC, from 1991 until January 1993. President and Director of Surety Association of America.

     ROBERT E. AYO, age 60; Senior Vice President and Chief Underwriting Officer, Contract Surety of the Company since March 2, 1999, and President of Universal Surety of America since June 30, 1999. Vice President and Chief Underwriting Officer, Contract Surety of the Company from September 30, 1997, until March 2, 1999. Vice President and Chief Underwriting Officer, Contract Surety of all insurance subsidiaries of CNAF, including CCC and CIC, from March 1995 until September 30, 1997; Assistant Vice President and Underwriting Manager, Contract Surety of CCC, from January 1993 until March 1995; Underwriting Manager, Contract Surety of CCC from 1985 until January 1993. Mr. Ayo intends to retire effective April 1, 2001. His responsibilities will be assumed by Casey Warnecke and William Waters, as Vice Presidents, Contract Surety.

     MICHAEL A. DOUGHERTY, age 42; Senior Vice President and Chief Marketing Officer of the Company since November 1997. Senior Vice President Aon Risk Services of Illinois from April 1992 until November 1997. Midwest Regional Bond Manager, AIG from August 1988 to April 1992. Various positions within the bond division of the St. Paul Companies from June 1980 to August 1988.

     MELITA H. GEOGHEGAN, age 54; Vice President and Chief Human Resources Officer of the Company since September 30, 1997. Assistant Vice President of Human Resources, Surety Division of CCC from 1996 until September 30, 1997, and various positions with CCC from 1993 to 1996.

     THOMAS P. GREASEL, age 62; Vice President and Chief Claims Officer of the Company since September 30, 1997. Vice President and Director of Surety Claims for CCC from 1993 until September 30, 1997.

     JOHN S. HENEGHAN, age 38; Senior Vice President and Chief Financial Officer of the Company since September 30, 1997, and Treasurer of the Company since March 2, 1999. Vice President of Capsure from December 1995 and Controller of Capsure from June 1994 until September 30, 1997; and various positions, including Senior Audit Manager, with Deloitte & Touche LLP from 1984 until June 1994.

     STEPHEN T. PATE, age 54; Senior Vice President of the Company since March 2, 1999, and Vice President of the Company from September 30, 1997, until March 2, 1999. President and Chief Operating Officer of Western Surety since June 1995. Executive Vice President of Western Surety from October 1994 until June 1995; President, Surety Profit Center of CIC from April 1993 until October 1994; and Regional Vice President, Surety of CIC from June 1991 until April 1993.

     DAVID F. PAUL, age 58; Senior Vice President, International of the Company since April 1999. Marketing Officer for International Surety with Willis from 1993 to April 1999; with Seaboard Surety Company from 1978 to 1993, holding various positions including head of its Canadian subsidiary and head of contract surety; previously holding manager positions with SAFECO Insurance Company and with Crum and Forester.

     THOMAS A. POTTLE, age 41; Senior Vice President of the Company since March 2, 1999, and Chief Operations Officer of the Company since September 30, 1997. Vice President of the Company from September 30, 1997, until March 2, 1999, Secretary of the Company from September 30, 1997, to May 1998, and Assistant Secretary since May 1998. Assistant Vice President and Surety Controller of CCC from 1996 until September 30, 1997; Surety Controller of CCC from September 1994 until 1996; and various positions with CCC from 1986 until September 1994.

     SHARON A. SARTORI, age 44; Senior Vice President and Chief Underwriting Officer, Commercial Surety of the Company since March 2, 1999. Vice President and Chief Underwriting Officer, Commercial Surety of the Company from November 1997, until March 2, 1999, Commercial Surety Territorial Underwriting Officer of the Company from September 30, 1997 until November 1997, and various positions, including Assistant Vice President and Territorial Underwriting Officer, of CCC from 1993 until September 30, 1997.

     ENID TANENHAUS, age 43; Vice President, General Counsel and Secretary of the Company since January 2, 2001. Senior Vice President, Secretary and General Counsel, Coregis Group, Inc. until December 2000. Vice President, Secretary and General Counsel CNA UniSource of America from December 1997 until June 1999 and various legal positions with CCC from 1988 until December 1997.

     CASEY R. WARNECKE, age 35; Vice President, Contract Surety of the Company effective since June 1, 2000; Assistant Vice President and Territorial Underwriting Officer of the Company from September 30, 1997 until May 31, 2000. Various contract surety-underwriting positions since June 1987.

     WILLIAM P. WATERS, age 46; Vice President, Contract Surety of the Company since June 1, 1999; Assistant Vice President and Territorial Underwriting Officer of the Company from September 30, 1997 until May 31, 1999. Various contract surety underwriting positions since December 1986 with CCC and various underwriting and management positions in the surety industry since January 1978.

BOARD AND COMMITTEE MEETINGS

     The Board has an Executive Committee, which consists of Messrs. Posner, Taylor, and Vonnahme. The Executive Committee met twice during 2000. The Executive Committee possesses and may exercise the full and complete authority of the Board in the management and business affairs of the Company during the intervals between the meetings of the Board. Any action by the Executive Committee is reported to the Board at its next meeting and such action is subject to revision and alteration by the Board, provided that no rights of third persons can be prejudicially affected by the subsequent action of the Board. Vacancies on the Executive Committee are filled by the Board. However, during the temporary absence of a member of the Executive Committee, due to illness or inability to attend a meeting or for other cause, the remaining member(s) of the Executive Committee may appoint a member of the Board to act in the place and with all the authority of such absent member. The current members of the Executive Committee will continue in office until the Committee is dissolved, terminated or reorganized, or if such members are replaced.

     The Company also has an Audit Committee, which consists of Messrs. Britt, Dunlop, Gray, and Posner (Chair). During 2000, the Audit Committee held four meetings. A Board adopted Charter governs the Audit Committee. As described in the Charter, the Audit Committee is authorized and has the power to review (a) the financial reports and other financial information provided by the Corporation to governmental entities and the public; the Corporation's systems of internal controls regarding finance, accounting, internal audit, legal compliance and ethics that the Corporation's management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally, (b) the procedures of the Corporation and its subsidiaries regarding the appointment and the review of the independent public auditors, and the scope of and fees for their audits, and (c) any and all related party agreements and arrangements between the Corporation and its affiliates and any disputes that may arise hereunder.

     The Company also has a Compensation Committee, which consists of Messrs. Balzer, Britt, Dunlop, and J. Kirby (Chair). During 2000, the Compensation Committee held three meetings. The Compensation Committee reviews and administers all compensation matters for the five most highly compensated executive officers of the Company as well as its stock option plans.

     The Company also has an Investment Committee, which consists of Ms. Tocklin (Chair) and Messrs. Gray, J. Kirby, Posner, Taylor, and Vonnahme. During 2000, the Investment Committee held four meetings. The Investment Committee establishes investment policies and oversees the management of the Company's investment portfolios.

     During 2000, seven meetings of the Board were held.

     In fiscal year 2000, each of the directors attended in excess of 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees on which he or she served.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and person who own more than ten percent of the Company's outstanding Commons Stock ("Reporting Persons"), file reports of ownership and changes in ownership of such securities with the SEC. Reporting Persons are required to deliver copies of all Section 16(a) forms to the Company simultaneously with filing with the SEC. Based solely upon review of the copies of the forms furnished to the Company, and written representations from certain Reporting Persons that no other reports were required. The Company believes that for 2000 all reports required by Section 16(a) of the Exchange Act have been timely filed.

                             EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Company (or its predecessors) for the year ended December 31, 2000 by the chief executive officer and those persons who were, at December 31, 2000, the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                     OTHER ANNUAL                ALL OTHER
                                               SALARY      BONUS     COMPENSATION    OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR      ($)        ($)          ($)           (#)          ($)
---------------------------            ----    ------      -----     ------------    -------    ------------
Mark C. Vonnahme...................    2000    375,000    325,000        --          36,000        23,339(1)
  President and Chief Executive        1999    350,000    275,000        --          92,100        16,763(2)
     Officer of the Company            1998    336,538    163,200        --          31,300         9,421(3)
Stephen T. Pate....................    2000    275,000    105,000        --          10,600        22,056(1)
  Senior Vice President of the
     Company                           1999    262,500     82,700        --          42,400        16,403(2)
                                       1998    272,596     50,000        --          20,200         9,715(3)
Robert E. Ayo......................    2000    250,000    150,000        --           9,600        22,295(1)
  Senior Vice President of the
     Company                           1999    225,000    125,000        --          36,400        16,733(2)
                                       1998    232,692     70,000        --          17,300        10,042(3)
Dan L. Kirby(4)....................    2000    191,923     70,000        --               0       118,209(1)
  Vice President of the Company        1999    200,000     60,000        --          25,100        16,142(2)
                                       1998    207,692     18,800        --          11,500         9,338(3)
Michael A. Dougherty...............    2000    180,000     95,000        --           5,200        24,898(1)
  Senior Vice President of the
     Company                           1999    169,000     75,600        --          21,150        11,721(2)
                                       1998    168,750      8,900        --           9,400         3,652(3)

---------------

(1) Includes $7,650 for 401(k) Plan Company matching contributions, $9,600 for Profit Sharing contribution, paid contributions on life insurance policy for each individual, Deferred Compensation matching contributions, and financial planning services for Messrs. Pate & Dougherty.

(2) Includes $6,720 for 401(k) Plan Company matching contributions, $8,800 for Profit Sharing contribution, except for Mr. Dougherty, whose contribution was $4,813 and paid contributions on life insurance policy for each individual.

(3) Includes $6,720 for 401(k) Plan Company matching contributions, except for Mr. Dougherty, whose contribution was $3,413, $1,721 for Profit Sharing contribution and paid contributions on life insurance policy for each individual.

(4) Mr. Kirby retired from the company on October 31, 2000. Other Compensation for Mr. Kirby includes $100,625 for compensation received on the exercise of stock options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                             -----------------------------                                VALUE AT ASSUMED
                                NUMBER        % OF TOTAL                                ANNUAL RATES OF STOCK
                             OF SECURITIES    GRANTED TO                                 PRICE APPRECIATION
                              UNDERLYING       EMPLOYEES     EXERCISE OR                   FOR OPTION TERM
                                OPTIONS      DURING FISCAL   BASE PRICE    EXPIRATION   ---------------------
NAME                          GRANTED(#)         YEAR          ($/SH)         DATE       5% ($)      10% ($)
----                         -------------   -------------   -----------   ----------    ------      -------
Mark C. Vonnahme...........     36,000           11.1%          11.50       11/14/10    260,280      659,880
Robert E. Ayo..............      9,600            3.0%          11.50       11/14/10     69,408      175,968
Michael A. Dougherty.......      5,200            1.6%          11.50       11/14/10     37,596       95,316
Dan L. Kirby...............         --            0.0%          11.50       11/14/10         --           --
Stephen T. Pate............     10,600            3.3%          11.50       11/14/10     76,638      194,298

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                                                         VALUE OF UNEXERCISED
                                                            NUMBER OR UNEXERCISED       IN-THE-MONEY OPTIONS AT
                        SHARES ACQUIRED       VALUE         OPTIONS AT FY-END(#)               FY-END($)
NAME                    ON EXERCISE(#)     REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                    ---------------    -----------    -------------------------    -------------------------
Mark C. Vonnahme......           0                 0         93,077/96,323               102,182/194,956
Robert E. Ayo.........           0                 0         50,900/32,400                43,638/73,538
Michael A.
  Dougherty...........           0                 0         32,226/18,524                25,118/42,986
Dan L. Kirby..........      15,000           100,625           31,858/0                      23,394/0
Stephen T. Pate.......           0                 0         71,050/37,150                219,607/85,632

                           COMPENSATION OF DIRECTORS

     Directors, except for employees of the Company or its affiliates, are compensated at the annual rate of $25,000, paid in quarterly installments, and receive $1,500 for each meeting of the Board and committees of the Board of the Company which they attend. The Company's Board of Directors and the Company's shareholders have previously approved the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan (the "Directors Stock Plan"). The Directors Stock Plan provides non-employee directors an opportunity to defer receipt of the annual retainer fees and have them deemed invested in stock units, thereby enhancing the long-term mutuality of interest between directors and shareholders.

                              EMPLOYMENT CONTRACTS

     The Company has entered into employment agreements with Mr. Mark C. Vonnahme and with certain other executive officers. The agreement with Mr. Vonnahme runs from January 1, 2000 through December 31, 2001, with automatic one-year renewals unless the Company or Mr. Vonnahme provides the other party with thirty (30) day written notice of intent not to renew. The Company had previously entered into an employment agreement with Mr. Vonnahme on October 3, 1997, which ran through December 31, 1999. The current agreement provides for a minimum annual base salary of $375,000 for the first year and $400,000 for the second year. Mr. Vonnahme is also entitled to an annual incentive bonus (up to 150% of his base salary) contingent on achievement of performance criteria approved by the Compensation Committee, and participation in long-term incentive compensation programs for key executives adopted by the Compensation Committee or the Board equivalent to 50-100% of his base salary. In addition, Mr. Vonnahme is eligible to participate in the Company's stock option plan and to participate in Company benefit programs. The agreement provides for a severance benefit if his employment is terminated without cause by the Company, by Mr. Vonnahme for good reason, for non-renewal of the agreement at the end of the initial two year term, or within one year after of a change in control of the Company contingent upon Mr. Vonnahme's continuing compliance with the non competition and confidentiality provisions of the agreement. A change in control of the Company is deemed to occur because of any of the following events: (i) CCC and any affiliates no longer are able collectively to elect a majority of the Company's Board, (ii) a sale of all or substantially all of the Company's assets, or (iii) a merger, consolidation or other business combination between the Company and an unaffiliated third party is consummated in which the Company is not the surviving corporation (collectively a "Change in Control"). The severance benefit is to consist of payment of two years of Mr. Vonnahme's then annual base salary, continuation in all of the Company's health benefit plans for up to two years, receipt of amounts in which he is then vested or otherwise entitled to receive pursuant to any plan maintained by the Company, plus payment of certain bonuses and long term compensation awards held by him at the date of termination. Additionally, if the termination occurs because of a Change in Control, any unvested stock options held by him shall immediately vest and the exercise period for such options shall extend for two years from the date of the termination. In the event of any type of termination, the agreement additionally requires the Company to pay Mr. Vonnahme an amount equal to any and all taxes payable by him pursuant to any or all of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, and any similar federal, state, local, or other law relative to the termination compensation. As part of the agreement, Mr. Vonnahme agreed to certain confidentiality, non-competition, and non-solicitation provisions.

     The Company also entered into two-year employment agreements with Messrs. Ayo, Heneghan, Pate and Paul as executive officers, commencing January 1, 2000, and ending December 31, 2001, the agreements renew automatically for one additional one year term unless the Company or the Executive provides the other thirty days written notice that the agreements will not be renewed. These agreements provide for an annual base salary of $250,000 for Mr. Ayo, $180,000 for Mr. Heneghan, $275,000 for Mr. Pate, and $180,000 for Mr. Paul which amounts are subject to either the Compensation Committee's or the Board of Directors' annual review, and provide for additional compensation in the form of an annual incentive bonus contingent on achievement of performance criteria approved by the Compensation Committee or, as to Messrs. Heneghan and Paul, by the Company's President, a long-term incentive compensation program which includes participation in the Company's stock option plan, and participation in Company benefit programs. The agreements also provide for a severance benefit if the officer's employment is terminated without cause by the Company, with cause by the officer for good reason, for non-renewal of the agreement at the end of the initial two-year term, or within one year after a Change in Control. The severance benefit is to consist of payment of two years of the officer's then annual base salary, continuation in all of the Company's health benefit plans for up to two years, receipt of amounts in which the officer is then vested or otherwise entitled to receive pursuant to any plan maintained by the Company, plus payment of certain bonuses and long term compensation awards held by the officer at the date of termination. Additionally, if the termination occurs because of a Change in Control, any unvested stock options held by the officer shall immediately vest and the exercise period for such options shall extend for two years from the date of the termination. As part of the agreements, these executive officers agreed to certain confidentiality, non-competition, and non-solicitation provisions. Mr. Ayo has announced that he intends to retire as of April 1, 2001. In connection with his pending retirement, Mr. Ayo and the Company entered into a consulting agreement, dated March 14, 2001. Under this consulting agreement Mr. Ayo will agree to provide consulting services from time to time during a one year period following his retirement, assuming he will retire on or before April 1, 2001. Mr. Ayo will receive compensation during this year equal to his base salary. In the event of Mr. Ayo's death or disability during the consulting term, he shall continue to receive his base salary until April 1, 2002.

     The Company presented an employment contract to Mr. Dougherty on substantially the same terms as offered Messrs. Ayo, Heneghan, Pate and Paul. However, the company and Mr. Dougherty could not agree to the terms and the agreement never was executed. Mr. Dougherty is not subject to certain confidentiality, non-competition and non-solicitation agreements of Messrs. Ayo, Heneghan, Pate, and Paul. Mr. Dougherty remains an employee at will and the Company may terminate him without cause and without severance.

                             AUDIT COMMITTEE REPORT

     The Audit Committee serves as an independent and objective party to:

     - monitor the Company's financial reporting process and internal control system;

     - review and appraise the audit efforts of the Company's independent auditors and internal auditors;

     - facilitate communications between the party's involved in the audit process; and

     - review and appraise the fairness of related party transactions.

     The Audit Committee is composed of four non-employee directors. Each member of the Audit Committee is "independent" as required by applicable listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted and approved on March 7, 2000 and which was reevaluated and reaffirmed by the Board of Directors at its meeting on March 6, 2001. A copy of the Audit Committee's charter was attached to the Company's proxy statement dated July 14, 2000.

     The Board of Directors reasonably believes that each of the members of the Audit Committee are financially literate, and one or more of the members of the Committee has accounting or related financial management expertise. Nevertheless, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of the Company's financial statements in conformity with generally accepted accounting principles and statutory accounting principles, as appropriate. Likewise, the Company's independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and statutory accounting principals, as appropriate. Members of the Audit Committee rely without independent verification on the information provided and representations made to them by the Company's management, independent auditors and internal auditors. Accordingly, Audit Committee oversight does not provide an independent basis to determine that:

     - management has maintained appropriate accounting and financial reporting principles or appropriate internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations; or

     - the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or applicable laws and regulations.

     The Audit Committee met four times in 2000. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and Deloitte & Touche LLP ("Deloitte"), the Company's independent auditors. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examination and their evaluations of the Company's internal controls and consolidated financial statements. The Audit Committee also met separately with management and internal auditors to discuss the performance of Deloitte.

     The Audit Committee also discussed with Deloitte the matters required to be discussed under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Deloitte provided the Audit Committee with written disclosures and communications required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed with the Audit Committee its independence from the Company. When considering Deloitte's independence, the Audit Committee considered management's confirmations with respect to certain services performed for the Company by Deloitte, including non-auditing services. The Audit Committee also considered the amount of fees paid to Deloitte for audit and non-audit services.

     Based upon the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

                                Philip H. Britt
                                 Edward Dunlop
                                  Melvin Gray
                          Roy E. Posner (Chairperson)

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Mr. J. Kirby, who was a former officer and director of Capsure, is a member of the Compensation Committee of the Board. The other members of the Compensation Committee during fiscal 2000 were Messrs. Balzer, Britt, and Dunlop.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries, annual bonuses, and long term incentives that are both competitive and recognize the accomplishment of the Company's stated goals of building a financial services business primarily focusing on surety, fidelity and other related products.

     Effective January 1, 2000, the Company entered into employment agreements with Mark C. Vonnahme and Robert E. Ayo, John S. Heneghan, Stephen T. Pate, and David F. Paul. Mr. Ayo's agreement was amended on March 7, 2001 See "Employment Contracts" for a description of the agreements.

     With respect to Mr. Vonnahme's compensation as reported for the year ended December 31, 2000, in addition to base compensation, he was paid an annual incentive bonus for performance for the year ended December 31, 1999, targeted at 50% percent of his 1999 base salary, granted stock options as part of the Company's Long Term Incentive Program which were capable of vesting in 2000. Mr. Vonnahme also was granted stock options as part of an initial stock option grant in 1997 made to officers.

     To assess Mr. Vonnahme's entitlement to receive the annual incentive bonus for 2000 performance, the Committee set individual goals for him. These goals measured achievement of Net Operating Income on an enterprise-wide basis. In 2000, Mr. Vonnahme achieved the goals established for 1999 and was paid an incentive bonus of $325,000.

     The stock options granted Mr. Vonnahme capable of vesting in 2000 were as follows: On October 3, 1997 Mr. Vonnahme was granted 30,000 stock options (at $15.875 per share). Those options vested on October 3, 2000. Mr. Vonnahme also became vested in options granted as a part of the Company's Long Term Incentive Program in 2000 based upon grants made in 1998 and 1999. On March 2, 1998, Mr. Vonnahme was granted 31,300 stock options (at $15.50 per share), representing an option value, at the time granted, equivalent to approximately fifty percent of his 1998 base salary compensation. Of these options, 15,650 are to vest in equal amounts over a three-year period commencing March 2, 1998 (the "time vested options"), and 15,650 vested in 1999 based on the achievement of the performance measure (the "performance vested options"). On March 2, 2000 Mr. Vonnahme became vested with 5,217 time-vested options for the 1998 grant. On March 2, 1999 Mr. Vonnahme was granted 35,000 stock options (at $11.0625 per share), representing an option value, at the time granted, equivalent to approximately fifty percent of his 1999 base salary compensation. Of these options, 17,500 are time-vested options, and 17,500 performance vested options are to vest if the company meets certain annual operating earnings per share results over the next three years. In 2000, the committee determined that the company achieved the required annual operating earnings per share for 1999, established at $1.13. Accordingly, during 2000, Mr. Vonnahme became vested with 5,834 time-vested options and 5,834 performance-vested options from the 1999 grant. Finally, Mr. Vonnahme was granted an additional 57,100 stock options (at $11.00 per share), on October 11, 1999 representing an option value equivalent to 100% of his base salary at the time granted. These options will vest in equal amounts over a four-year period commencing on October 11, 2000. On October 11, 2000 Mr. Vonnahme became vested of 14,275 stock options from this October 2000 grant.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

                                 Giorgio Balzer
                                Philip H. Britt
                                 Edward Dunlop
                                  Joe P. Kirby

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the period from September 30, 1997 (date of inception) through December 31, 2000 with a broad equity market index, the S&P 500, and a published industry index, the S&P Property and Casualty Insurance Index, as required by the rules of the SEC.

[PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------
                               10/1/1997    12/31/1997    12/31/1998    12/31/1999    12/31/2000
------------------------------------------------------------------------------------------------
 CNA Surety Corporation         100.00        102.92        105.00         86.67         95.00
------------------------------------------------------------------------------------------------
 S&P 500 Index                  100.00        102.87        129.76        155.10        139.38
------------------------------------------------------------------------------------------------
 Property-Casualty Insurance    100.00        108.05         98.88         72.33        110.34
------------------------------------------------------------------------------------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 19, 2001, except as noted, certain information with respect to each person or entity who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock as well as each director of the Company, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group. Information in the following table and the table of security ownership of management below is based upon reports filed with the SEC on or before March 10, 2001 pursuant to Section 13(d) and 16(a) under the Securities Exchange Act of 1934 and other written representations received by the Company with respect to the persons and entities named in these tables. Beneficial ownership is defined for this purpose, as the sole or shared power to vote, or to direct the disposition of, the Common Stock. Unless otherwise noted the persons in the following tables have sole voting and investment power with respect to all shares shown as beneficially owned by them:

                  NAME AND ADDRESS OF                          AMOUNT OF NATURE
                    BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
                  -------------------                     --------------------------    ----------------
Continental Casualty Company and Affiliates.............          27,425,147                  64.2%
  CNA Plaza
  Chicago, IL 60685
Samuel R. Shapiro, Shapiro Capital Management Company,
  Inc.,.................................................           4,419,475(3)               10.3%
  The Kleidoscope Fund, L.P.
  3060 Peachtree Road, N.W
  Atlanta, GA 30305(2)

---------------

(1) The number of shares of the Company's Common Stock indicated as beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) Shapiro Capital Management Company, Inc. ("Shapiro Capital") is a Georgia corporation and an investment adviser under the Investment advisers Act of 1940. One or more of Shapiro Capital's advisory clients is the legal owner of the Company's Common Stock. Pursuant to the investment advisory agreements with its clients, Shapiro Capital has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of the Company's Common Stock. Mr. Shapiro is the president, a director, and majority shareholder of Shapiro Capital and may be deemed to be an indirect beneficial owner of the shares of the Company's Common Stock owned by Shapiro Capital, but he disclaims such ownership of these shares. The Kleidoscope Fund, L.P. is a Georgia limited partnership.

(3) As February 14, 2001, includes 277,700 shares, which are owned by Kleidoscope Fund L.P. and 58,000 shares of the wife of Mr. Samuel R. Shapiro.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as of March 19, 2001 with respect to the shares of the Company's Common Stock beneficially owned by each director and by those executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                                                       SHARES UPON
           NAME OF                 SHARES OF         DEFERRED          EXERCISE OF                     PERCENT OF
       BENEFICIAL OWNER         COMMON STOCK(3)   STOCK UNITS(1)   STOCK OPTIONS(2)(3)   TOTAL(2)(3)     CLASS
       ----------------         ---------------   --------------   -------------------   -----------   ----------
Giorgio Balzer................            0                0                   0                 0          *
Philip H. Britt...............        3,000            5,583                   0             8,583          *
Edward Dunlop.................            0              938                   0               938          *
Melvin Gray...................            0            5,583                   0             5,583          *
Joe P. Kirby..................        6,644            5,583              15,000            27,227          *
Roy E. Posner.................          250            1,359                   0             1,609          *
Thomas F. Taylor(4)...........       10,000                0                   0            10,000          *
Adrian M. Tocklin.............        1,000                0                   0             1,000          *

                                                                       SHARES UPON
           NAME OF                 SHARES OF         DEFERRED          EXERCISE OF                     PERCENT OF
       BENEFICIAL OWNER         COMMON STOCK(3)   STOCK UNITS(1)   STOCK OPTIONS(2)(3)   TOTAL(2)(3)     CLASS
       ----------------         ---------------   --------------   -------------------   -----------   ----------
Mark C. Vonnahme..............        8,500(5)            --              93,077           101,577          *
Robert E. Ayo.................        1,000               --              50,900            51,900          *
Michael A. Dougherty..........          400               --              32,226            32,626          *
Dan L. Kirby..................       29,474               --              31,858            61,332          *
Stephen T. Pate...............        5,300               --              56,050            61,350          *
All directors and executive
  officers as a group (20
  persons) including the
  above-named persons.........       77,948           19,046             449,987           546,981        1.3%

---------------

 * Less than 1%

(1) In January, 1998, the Company established the CNA Surety Corporation Non-Employee Directors' Deferred Compensation Plan. Under this plan, each director who is not a full-time employee of the Company or any of its affiliates may defer all or a portion of the annual retainer fee that would otherwise be paid to such director. The deferral amount will be deemed vested in Common Stock Units equal to the deferred fees divided by the fair market value of the Company's Common Stock as of each quarterly meeting.

(2) Represents beneficial ownership of shares that may be acquired by the exercise of stock options, which are currently exercisable or exercisable within sixty days of the date of this table.

(3) The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(4) Mr. Taylor owns 164,259 shares of CNA Financial Corporation common stock and 200 shares of Loews Corporation common stock.

(5) Includes 1,000 shares owned jointly by Mr. Vonnahme and his wife with whom he shares voting and investment power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     CCC and the insurance subsidiaries of the Company have entered into various reinsurance agreements designed to protect against adverse loss experience related to the CCC Surety Operations reserves at the Merger Date through the year 2000. The reinsurance agreements together with the Services and Indemnity Agreement, that is described below, provided for the initial transfer of the CCC Surety Operations to CNA Surety's insurance subsidiaries. The reinsurance agreements entered into at the Merger Date are: (i) the Surety Quota Share Treaty (the "Quota Share Treaty"); (ii) the Aggregate Stop Loss Reinsurance Contract (the "Stop Loss Contract"); and (iii) the Surety Excess of Loss Reinsurance Contract (the "Excess of Loss Contract").

     The Services and Indemnity Agreement provides the insurance subsidiaries with the authority to perform various administrative, management, underwriting and claim functions in order to conduct the business of the CCC Surety Operations and to be reimbursed by CCC for services rendered. In consideration for providing the foregoing services, CCC has agreed to pay the insurance subsidiaries a quarterly fee of $50,000. There was no amount due to the CNA Surety insurance subsidiaries as of December 31, 2000.

     Through the Quota Share Treaty, CCC and CIC transfer to Western Surety all surety business written or renewed by CCC and CIC after the Merger Date. CCC and CIC transfer the related liabilities of such business and pay to Western Surety an amount in cash equal to CCC's and CIC's net written premiums written on all such business, minus a quarterly ceding commission to be retained by CCC and CIC equal to $50,000 plus 28% of net written premiums written on such business. CCC and CIC paid Western Surety, net of commissions and reinsured loss payments, $88.6 million, $103.8 million and $100.8 million for the years ended December 31, 2000, 1999 and 1998. As of December 31, 2000 and 1999, CNA Surety had an insurance receivable balance from CCC and CIC of $45.0 million and $57.1 million, respectively. This balance is primarily comprised of direct premium receivables of CCC and CIC with respect to the surety business ceded to Western Surety. CNA Surety had reinsurance payables to CCC and CIC of $4.1 million and $6.9 million as of December 31, 2000 and 1999, respectively, primarily related to reinsured losses.

     Under the terms of the Quota Share Treaty, CCC has guaranteed the loss and loss adjustment expenses transferred to Western Surety by agreeing to pay Western Surety, within 30 days following the end of each calendar quarter, the amount of any adverse development on such reserves, as reestimated as of the end of such calendar quarter. There was not any adverse reserve development for the period from September 30, 1997 (date of inception) through December 31, 2000. The Quota Share Treaty has a term of five years from the Merger Date.

     The Stop Loss Contract protects the insurance subsidiaries from adverse loss experience on certain business underwritten after the Merger Date. The Stop Loss Contract between the insurance subsidiaries and CCC limits the insurance subsidiaries' prospective net loss ratios with respect to certain accounts and lines of insured business for at least three fiscal years following the Merger Date. In the event the insurance subsidiaries' accident year net loss ratio exceeds 24% in any of 1997 through 2000 on certain insured accounts (the "Loss Ratio Cap"), the Stop Loss Contract requires CCC at the end of each calendar quarter following the Merger Date, to pay to the insurance subsidiaries a dollar amount equal to (i) the amount, if any, by which their actual accident year net loss ratio exceeds the applicable Loss Ratio Cap, multiplied by (ii) the applicable net earned premiums. In consideration for the coverage provided by the Stop Loss Contract, the insurance subsidiaries will pay to CCC an annual premium of $20,000. The CNA Surety insurance subsidiaries have paid CCC all required annual premiums. As of December 31, 2000, the Company had an unpaid loss recoverable balance of approximately $7.6 million under the Stop Loss Contract.

     The Excess of Loss Contract provides the insurance subsidiaries of CNA Surety with the capacity to underwrite large surety bond exposures by providing reinsurance support from CCC. The Excess of Loss Contract provides $75 million of coverage in excess of the $55 million of coverage provided to the insurance subsidiaries by third party reinsurers, which is in turn in excess of the $5 million of coverage per principal to be retained by the CNA Surety insurance subsidiaries. Subsequent to the Merger Date, the Company entered into a second excess of loss contract with CCC ("Second Excess of Loss Contract"). The Second Excess of Loss Contract provides additional coverage for principal losses that exceed the foregoing coverage of $75 million per principal provided by the Excess of Loss Contract, or aggregate losses per principal in excess of $135 million. The two Excess of Loss Contracts collectively provide coverage for losses discovered on surety bonds in force as of the Merger Date and for losses discovered on new and renewal business written during the term of the Excess of Loss Contracts. CCC is also obligated to act as a joint insurer, or "co-surety," for business covered by the Excess of Loss Contract when requested by the CNA Surety insurance subsidiaries. In consideration for the reinsurance coverage provided by the Excess of Loss Contracts, the insurance subsidiaries pay to CCC, on a quarterly basis, a premium equal to 1% of the net written premiums applicable to the Excess of Loss Contract, subject to a minimum premium of $20,000 and $5,000 per quarter under the Excess of Loss Contract and Second Excess of Loss Contract, respectively. There were no amounts due to CCC under the Excess of Loss Contract and Second Excess of Loss Contract as of December 31, 2000. Both Excess of Loss Contracts commenced immediately following the Merger Date and continue for a period of five years from the Merger Date.

     Effective January 1, 2001, CNA Surety renewed an Administrative Services Agreement with CCC. The agreement allows the Company to purchase and/or have access to certain services provided by CNAF. The Company will also pay CNAF a management fee for its proportionate share of administrative and overhead costs incurred in supporting the services provided pursuant to this agreement. The management fee for the year 2001 is $1,552,500 which shall be paid by CNA Surety to CNAF in equal monthly installments of $129,375 by the last day of each month. The management fee shall be increased as of January 1, the "adjustment date", of each year this Administrative Services Agreement is in force by the greater of 5% or the amount of the increase in the Consumer Price Index for All Urban Consumers for the Chicago, Illinois area as reported by the Bureau of Labor Statistics for the 12 month period immediately preceding the adjustment date. This agreement shall be effective so long as CNAF or their affiliates or shareholders shall continue to own a majority interest in CNA Surety. This agreement may be terminated by either party upon the provision of 30 days prior notice of such termination to the other party.

     The Company was charged $5.9 million, $5.5 million, and $7.5 million for the years ended December 31, 2000, 1999 and 1998, respectively, for rents and services provided under a previous Administrative Services Agreement. In addition, the Company was charged $1.9 million, $3.0 million and $2.2 million for direct costs incurred by CCC on the Company's behalf during 2000, 1999 and 1998, respectively. The Company paid CCC $7.9 million and owed $0.5 million which was reflected in other liabilities in the Company's Consolidated Balance Sheet at December 31, 2000.

     Western Surety has entered into three series of business transactions with entities in which either or both CCC or affiliates of CCC have an interest. One series involves four separate refundment guarantees for the benefit of wholly owned subsidiaries of Hellespont Shipping Corporation ("Hellespont"). Hellespont is 49 percent owned by Majestic Shipping Corporation which is a wholly owned subsidiary of Loews Corporation ("Loews"). Loews owns approximately 87 percent of the outstanding stock of CNA Financial Corporation ("CNAF"), CNAF owns approximately 64 percent of CNA Surety, and CCC is a principal operating subsidiary of CNAF. As one of several sureties participating in the surety program for Samsung Heavy Industries Co., Ltd., Seoul, Korea ("Samsung"), CCC has provided refundment guarantees for repayment of advance payments made by Hellespont or its subsidiaries on four ship building contracts between Samsung and Hellespont's subsidiaries should Samsung not perform the contracts. Loews is also a subordinated beneficiary of the guarantees. These refundment guarantees were transferred to Western Surety through the Quota Share Treaty and are covered by the Excess of Loss Contracts provided by CCC. Each guarantee is in the amount of $55.4 million, plus interest, and will terminate on acceptance of the ships by their buyers. These acceptances are currently anticipated to be made upon delivery of the ships now scheduled for December 2001, March 2002, May 2002, and September 2002, respectively. Premiums written on the first two guarantees totaled $1.3 million in 1999 and on the second two guarantees totaled $1.1 million in 2000 to Western Surety, of which 28 percent was paid to CCC as a ceding commission.

     The second series involves five separate real estate residual value insurance policies issued by R.V.I. America Insurance Company ("RVI -- America") reinsured by Western Surety through the Quota Share Treaty. RVI America is a wholly owned subsidiary of R.V.I. America Corporation which is a wholly owned subsidiary of R.V.I. Guaranty Company Ltd. of Bermuda ("RVI -- Bermuda").
RVI -- Bermuda is 50 percent owned by CCC. The transactions involve policies with limits totaling approximately $11.5 million. CCC is reinsuring the full extent of RVI -- America's exposure on the policies. Pursuant to the Quota Share Treaty, Western Surety is, in turn, reinsuring all of CCC's exposures on the policies. Western Surety is reinsuring all of its exposure on the policies with RVI -- Bermuda, a non-admitted reinsurer. The policy limits range from approximately $1.7 million to $3.0 million, with an average policy limit of approximately $2.3 million and total limits of all policies of $11.5 million. Net premium amounts to be retained in 2000 relative to these reinsurance transactions total $519,278 as follows: RVI -- America, $51,928; CCC, $130,858; Western Surety, $67,298; and RVI -- Bermuda, $269,194.

     Finally, Western Surety is participating in various transactions involving the issuance of bonds for certain subsidiaries of CNA UniSource of America, Inc. (collectively referred to as "CNA UniSource"). CNAF owns 95% of CNA UniSource. Western Surety, with the approval of the Board of Directors and the Audit Committee, wrote insurance program bonds guaranteeing CNA UniSource payment obligations under the April 1, 2000, Paid Loss Retro and WC Deductible Finance Agreement with CCC insurance affiliates, American Casualty Company of Reading, PA and Transportation Insurance Company. These CCC affiliates are providing certain general liability and worker's compensation insurance to CNA UniSource. In addition, CCC has issued eight professional license, mortgage broker, employer leasing, nonresident license and financial guarantee bonds for CNA UniSource to various state government obligees. Western Surety reinsures these bonds through the Quota Share Treaty. The combined penal amount of the bonds is $15.8 million. CNAF has entered into an agreement with Western Surety indemnifying Western Surety from any loss arising from the issuance of bonds for CNA UniSource.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     Upon the recommendation of the Audit Committee, the Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 2001 fiscal year. Deloitte & Touche LLP has audited the Company's financial statements as of and for the years ended December 31, 1998, 1999 and 2000. A representative of Deloitte & Touche LLP will be present at the meeting and be available to respond to appropriate questions. A description of the fees paid to Deloitte & Touche LLP in fiscal 2000 is attached as Exhibit A hereto.

     At the Annual Meeting, if a quorum is present, the vote of holders of a majority of the Company's Common Stock having the power to vote present in person or represented by proxy shall ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP as the Company's independent auditors. It is the present intention of the Company's Proxy Agents to vote at the Annual Meeting the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, for the ratification the appointment of Deloitte & Touche LLP as the Company's independent auditors.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE SPECIFICATION IS MADE, SHARES WILL BE VOTED "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

     Under the rules of the SEC, the Company is required to disclose the deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting, calculated in the manner provided by the rule of the SEC and the date after which notice of a proposal submitted outside the processes of the rule of the SEC is considered untimely. Under the calculation provided by the rule of the SEC, a proposal submitted by a shareholder for the 2002 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company, CNA Plaza, Chicago, Illinois 60685, by November 26, 2001, in order to be eligible to be included in the Company's proxy statement for that meeting. Under the Company's By-Laws, to be timely, a shareholder's notice of a shareholder proposal submitted outside the process for inclusion in the proxy statement must be delivered to, or mailed and received at, the principal executive offices of the Company, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                                 OTHER MATTERS

     The Company knows of no business which will be presented at the Annual Meeting other than the election of Directors to the Board, and the ratification of the Company's independent auditors. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                            By Order of the Board of Directors

                                            ENID TANENHAUS
                                            Secretary

                                                                       EXHIBIT A

PROXY STATEMENT DISCLOSURE RELATED TO AUDITOR FEES.

AUDIT FEES

     The aggregate fees, including expenses reimbursed, billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $347,200.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees, including expenses reimbursed, billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended 2000 were $0.

ALL OTHER FEES

     The aggregate fees, including expenses reimbursed, billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended 2000 were $119,000.

     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor's independence.

        -------------------------------------------------------------

                              THIS IS YOUR PROXY.
                            YOUR VOTE IS IMPORTANT.

        REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE
        REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR PROXY (ATTACHED BELOW) IN THE ENCLOSED ENVELOPE. THANK YOU FOR
        YOUR ATTENTION TO THIS IMPORTANT MATTER.

        -------------------------------------------------------------





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

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC DIRECTIONS BELOW. IF THE PROXY IS SIGNED AND RETURNED
WITHOUT SUCH DIRECTIONS, IT WILL BE VOTED FOR ALL PROPOSALS.
1. Election of Directors.                                                                                   FOR   AGAINST  ABSTAIN
                                                                      2. To ratify the Board of Directors'  [  ]    [  ]    [  ]
   NOMINEES: (01) Giorgio Balzer, (02) Philip H. Britt, (03) Edward      appointment of the Company's
   Dunlop, (04) Melvin Gray, (05) Joe P. Kirby, (06) Roy E. Posner,      independent auditors, Deloitte &
   (07) Thomas F. Taylor, (08) Adrian M. Tocklin, (09) Mark C.           Touche LLP for fiscal year 2001.
   Vonnahme.
                  [ ]  FOR   [ ] WITHHELD
                       ALL       FROM ALL
                     NOMINEES    NOMINEES
                                                                      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

[ ]
   --------------------------------------
   For all nominees except as noted above
                                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]

                                                                      IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY
                                                                      MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID
                                                                      ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES
                                                                      ARE REPRESENTED AT THE MEETING. IF YOU ATTEND
                                                                      THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO
                                                                      DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                                                      Please sign exactly as name appears hereon. Executors,
                                                                      Administrators, Trustees, etc. should so indicate when
                                                                      signing. Joint owners should each sign.

Signature: _________________________ Date: _____________ Signature: _____________________________ Date: _________________


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                                  DETACH HERE



                                     PROXY

                             CNA SURETY CORPORATION

                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ON MAY 15, 2001

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at CNA Plaza, 13 South, 333 S. Wabash, Chicago, IL 60685 on Tuesday, May 15, 2001, at 9:00 a.m. CDT.

   The Board of Directors has fixed the close of business on March 19, 2001, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope.

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 SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                             SIDE
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